Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-04947, 333-25717, 333-46357, 333-51588, 333-62599, 333-122221, 333-125040, 333-128862 and 333-138102) and Form S-8 (File Nos. 333-32579, 333-66041, 333-69869, 333-102662, 333-126228 and 333-126230) of FelCor Lodging Trust Incorporated of our report dated March 1, 2007, relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
Dallas, Texas
March 1, 2007